Exhibit 99.1 For Immediate Release Synchrony Financial (NYSE: SYF) April 21, 2026

First Quarter 2026 Results and Key Metrics

STAMFORD, Conn - Synchrony Financial (NYSE: SYF) today announced first quarter 2026 net earnings of $805 million, or $2.27 per diluted share, compared to $757 million, or $1.89 per diluted share in the first quarter 2025.

The Company announced that the Board of Directors approved a new share repurchase program of up to $6.5 billion of the Company’s common stock, which commences in second quarter 2026 and, in a change from our prior share repurchase programs, does not have an expiration date. The new share repurchase program replaces the Company’s prior program, which was scheduled to expire on June 30, 2026.
In addition, the Board approved a planned 13% increase in the quarterly cash dividend to $0.34 per share of common stock beginning in third quarter 2026.

CEO Commentary
“Synchrony’s year is off to a strong start with record first quarter purchase volume,” said Brian Doubles, Synchrony’s President and Chief Executive Officer. “The broad utility and strong value propositions of our product offerings continued to resonate with both new and existing customers, contributing to continued sequential improvement in our average active account trends as well as higher spend per account across all five of our platforms.”

“As we look to the remainder of 2026, Synchrony is focused on driving our momentum forward by executing across our key strategic priorities to deepen our customer relationships, extend our reach and deliver still greater outcomes for the many small and midsized businesses, partners and providers we serve at the center of our local and national economies.”

“I am proud to say that we are doing all of this while also earning the privilege of being ranked as the #1 "Best Company to Work For" in the U.S. by Fortune magazine and Great Place to Work in 2026. Together, all of the incredible people at Synchrony have built a high-trust culture that makes us faster, bolder, and better for the customers and partners we serve every single day.”

2.7%	12.7%	$1.0B	$100.1B
Return on Assets	CET1 Ratio	Capital Returned	Loan Receivables

Key Operating and Financial Metrics*
•Purchase volume increased 6% to $43.0 billion
•Loan receivables were flat at $100.1 billion
•Average active accounts decreased 1% to 68.8 million
•Net interest margin increased 76 basis points to 15.50%
•Efficiency ratio increased 220 basis points to 35.6%
•Return on assets increased 20 basis points to 2.7%
•Return on equity increased 110 basis points to 19.5%
•Return on tangible common equity** increased 210 basis points to 24.5%
•Book value per share increased 12% to $45.29
•Tangible book value per share** increased 8% to $37.62

CFO Commentary
“Synchrony’s first quarter financial results were highlighted by continued, sequential acceleration in purchase volume growth and positive inflection in ending loan receivables growth — all while maintaining our credit discipline amid an uncertain macroeconomic backdrop,” said Brian Wenzel, Synchrony’s Executive Vice President and Chief Financial Officer.

“The combination of higher interest and fees, lower interest expense and lower net charge-offs supported stronger program performance in the first quarter versus the prior year, which was shared through higher RSA. This continued alignment of interests between Synchrony and our partners sets us apart by sharing economic performance with our partners and generating consistent, risk-adjusted returns to our stakeholders.”

“Synchrony has built a long track record of delivering strong financial results and maintaining a resilient balance sheet through evolving market conditions. To that end, our Board of Directors approved a new share repurchase program of up to $6.5 billion of the Company’s common stock and a planned 13% increase in our quarterly cash dividend, reflecting confidence in our execution and the opportunities we see to continue driving long-term shareholder value in the years to come.”

Business Highlights
•Added or renewed more than 15 partners in the quarter, including Miracle Ear, Indian Motorcycle and Harbor Freight Tools.
•Broadened CareCredit utility with the addition of CareCredit acceptance at Walmart.com, as well as expanded eligibility for health and wellness products at all Walmart and Sam's Club locations nationwide.
•Renewed Miracle Ear partnership to offer patients a way to pay for hearing devices and related services over time at their over 400 Miracle-Ear corporate clinics.
•Extended relationship with Harbor Freight, providing private label credit card financing with the option of 5% back or no interest equal payment installment loans.
•Expanded CareCredit partnerships with pet insurance providers, Figo and Embrace, to enable reimbursements back to CareCredit accounts, making the solution available for more than 1.7 million pets.

Financial Highlights
•Interest and fees on loans increased 2% to $5.4 billion as expansion in loan receivables yield, primarily reflecting the impact of our PPPCs, was partially offset by lower benchmark rates.
•Net interest income increased $171 million, or 4%, to $4.6 billion, primarily driven by higher loan receivables yield and lower interest-bearing liabilities cost associated with lower benchmark rates, partially offset by lower liquidity portfolio yield.
•Retailer share arrangements increased $175 million, or 20%, to $1.1 billion, reflecting program performance which included lower net charge-offs and the impact of our PPPCs.
•Provision for credit losses decreased $156 million to $1.3 billion, primarily driven by lower net charge-offs, partially offset by a $97 million reserve release in the prior year.
•Other expense increased $73 million, or 6%, to $1.3 billion, primarily driven by costs related to technology investments and higher operational losses.
•Net earnings increased 6% to $805 million, compared to $757 million.

Credit Quality
•Loans 30+ days past due as a percentage of total period-end loan receivables were 4.54% compared to 4.52% in the prior year, an increase of 2 basis points.
•Loans 90+ days past due as a percentage of total period-end loan receivables were 2.28% compared to 2.29% in the prior year, a decrease of 1 basis point.
•Net charge-offs as a percentage of total average loan receivables were 5.42% compared to 6.38% in the prior year, a decrease of 96 basis points.
•The allowance for credit losses as a percentage of total period-end loan receivables was 10.42%, compared to 10.06% in the fourth quarter of 2025 and 10.87% in the first quarter of 2025.

Sales Platform Highlights
•Period-end loan receivables were up 4% in Diversified & Value, up 3% in Digital, up 1% in Health & Wellness, down 1% in Lifestyle and down 4% in Home & Auto. These results reflected improving purchase volume trends in the first quarter as compared to previous quarters, offset by the effects of higher payment rates. Growth of interest and fees on loans ranged from down 2% to up 6%, as expansion in loan receivables yield, primarily reflecting the impact of our PPPCs, was partially offset by lower benchmark rates.

•Home & Auto purchase volume was flat, reflecting higher spend per account and partner expansion in Furniture and Electronics, offset by selective spend in Home Improvement and lower average active accounts.

•Digital purchase volume increased 8%, driven by higher spend per account and strong customer response to enhanced product offerings and refreshed value propositions.

•Diversified & Value purchase volume increased 9%, primarily reflecting the impact of partner expansion in addition to higher spend per account.

•Health & Wellness purchase volume increased 3%, reflecting growth in Pet and Audiology, partially offset by lower spend in Cosmetic and Dental. In addition, higher spend per account exceeded the impact of lower average active accounts.

•Lifestyle purchase volume increased 7%, primarily driven by Other Apparel and Goods and Luxury, partially offset by lower average active accounts.

Balance Sheet, Liquidity, & Capital
•Loan receivables were flat at $100.1 billion; purchase volume increased 6% and average active accounts decreased 1%.
•Deposits decreased 1% or $0.5 billion to $82.9 billion and comprised 83% of funding.
•Total liquid assets were $22.8 billion, or 18.8% of total assets.
•The Company returned $1.0 billion in capital to shareholders, including $900 million of share repurchases and $104 million of common stock dividends.
•The Board approved a new share repurchase program of up to $6.5 billion of the Company’s common stock, which commences in second quarter 2026 and, in a change from our prior share repurchase programs, does not have an expiration date. The new share repurchase program replaces the Company’s prior program, which was scheduled to expire on June 30, 2026.
•The Board approved a planned 13% increase in the quarterly cash dividend to $0.34 per share of common stock beginning in third quarter 2026.
•The estimated Common Equity Tier 1 ratio was 12.7% compared to 13.2%, and the estimated Tier 1 Capital ratio was 13.9% compared to 14.4% in the prior year.

* All comparisons are for the first quarter of 2026 compared to the first quarter of 2025, unless otherwise noted.
** Return on tangible common equity represents net earnings available to common stockholders as a percentage of average tangible common equity. Tangible common equity and tangible book value per share are non-GAAP measures. See non-GAAP reconciliation in the financial supplement.

Corresponding Financial Tables and Information
Investors should review the foregoing summary and discussion of Synchrony Financial's earnings and financial condition in conjunction with the financial results presentation, financial supplement and information that follow, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed February 6, 2026, and the Company’s forthcoming Quarterly Report for the Form 10-Q for the fiscal quarter ended March 31, 2026. The detailed financial tables and other information are also available on the Investor Relations page of the Company’s website at www.investors.synchrony.com. This information is also furnished in a Current Report on Form 8-K filed with the SEC today.

Conference Call and Webcast
On Tuesday, April 21, 2026, at 8:00 a.m. Eastern Time, Brian Doubles, President and Chief Executive Officer, and Brian Wenzel Sr., Executive Vice President and Chief Financial Officer, will host a conference call to review the financial results and outlook for certain business drivers. The conference call can be accessed via an audio webcast through the Investor Relations page on the Synchrony Financial corporate website, www.investors.synchrony.com, under Events and Presentations. A replay will also be available on the website.

About Synchrony Financial
Synchrony (NYSE: SYF) is a leading consumer financing company that has been at the heart of American commerce and opportunity for nearly a century. Synchrony delivers credit and banking products that empower tens of millions of consumers to improve their financial lives and access what matters most. Leveraging innovative solutions that are shaping the future of retail commerce, Synchrony supports the growth and success of some of the nation’s most respected brands, alongside hundreds of thousands of small and midsize businesses, including health and wellness providers. Committed to excellence in service and culture, Synchrony is honored to be ranked the #1 Best Company to Work For® in the U.S. by Fortune magazine and Great Place to Work®.

For more information, visit www.synchrony.com

Investor Relations                Media Relations
Kathryn Miller                    Ashley Tufts
(203) 585-6291                    (203) 216-6277

Cautionary Statement Regarding Forward-Looking Statements
This news release contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may," “aim,” “focus,” “goal,” “confident,” “trajectory,” "priorities," "designed," "consider," “opportunity” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic and geopolitical conditions, including factors impacting consumer confidence and economic growth in the United States, such as inflation, interest rates, tariffs (including retaliatory tariffs), energy prices, global conflicts and an economic downturn or recession, and whether industry trends we have identified develop as anticipated; the impact of changes made or influenced by the U.S. presidential administration and Congress on fiscal, monetary and regulatory policy, including with respect to constraints on the pricing of our credit products; the impact of the federal government shutdowns; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security incidents or breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; product, pricing, and policy changes related to the Consumer Financial Protection Bureau’s (the “CFPB”) final rule on credit card late fees, which was vacated in April 2025; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, and lower payment rates on our securitized loan receivables; changes in benchmark or market interest rates; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, and our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market and susceptibility to market fluctuations and legislative and regulatory developments; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions, dispositions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third-parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation, regulatory actions and compliance issues; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the CFPB’s regulation of our business, including new requirements and constraints the Company and the Bank are or will become subject to as a result of having $100 billion or more in total assets; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws.

Cautionary Statement Regarding Forward-Looking Statements (Continued)
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this news release and in our public filings, including under the heading "Risk Factors Relating to our Business" and “Risk Factors Relating to Regulation” in the Company's most recent Annual Report on Form 10-K. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Non-GAAP Measures
The information provided herein includes measures we refer to as "tangible common equity" and “tangible book value per share,” which are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, please see the detailed financial tables and information that follow. For a statement regarding the usefulness of these measures to investors, please see the Company's Current Report on Form 8-K filed with the SEC today.